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                                                                       EXHIBIT 5
                  [HELLER EHRMAN WHITE & McAULIFFE LETTERHEAD]

                                 March 7, 1996

                                                                      16199-0012

Amati Communications Corporation
3801 Zanker Road
San Jose CA 95150

            Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Amati Communications Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 33-01187) originally filed with the Securities and Exchange Commission (the "Commission") on February 23, 1996 and as amended by Amendment No. 1 thereto filed with the Commission on March 7, 1996
(collectively, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 3,544,954 currently issued and outstanding shares of its Common Stock, $.20 par value (the "Shares"), all of which are to be sold by certain of the Company's stockholders.

                                       I.

    We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following records, documents, instruments, certificates and each additional instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate for our opinion:

    (a)The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of February 28, 1996, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

    (b)The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

    (c)A Certificate of the Secretary and Treasurer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Shares; and (ii) certifying as to certain factual matters; and

    (d)The Registration Statement.

    This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based solely on the certificate identified in item (c) above that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received.
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                                      II.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; and (ii) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement are legally issued, fully paid and nonassessable.

                                      III.

    This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that come to our attention after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,
                                          Heller Ehrman White & McAuliffe